                                                                     EXHIBIT 4.2


                              STOCK OPTION GRANT
                              ------------------

Optionee:

Address:

Total Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Expiration Date of Option:

Type of Stock Option:             Incentive:
                                  Nonqualified:

     1. Grant of Option. Vayda Consulting, Inc., a California corporation (the "Company"), hereby grants to the optionee named above ("Optionee") an option (this "Option") to purchase the total number of shares of Common Stock ("Common Stock") of the Company set forth above (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Grant and the Company's 1995 Stock Option Plan, as amended to the date hereof (the "Plan"). If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. [This Stock Option Grant is made in satisfaction of Section __ of that certain employment agreement by and between the Company and the Optionee dated as of ____________ __, 199_(the "Employment Agreement").

     2. Exercise Period of Option. The Optionee has option rights hereunder to purchase a total of _______ Shares which shall become exercisable during the time periods as set forth in this Section 2. On and after _________ and each of the first, second, third and fourth anniversary thereof, this Option may be exercised by the Optionee for the purchase of one-fifth of the Shares covered by this Option (__________ Shares), or any portion thereof. Once a portion of this Option becomes exercisable it shall remain exercisable until the Expiration Date, or until it terminates pursuant to the terms of Section 4 thereof, whichever is first to occur.

Notwithstanding the above, (i) minimum number of Shares that may be purchased upon any partial exercise of the Option is five (5) shares, and (ii) this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. The portion of Shares as to which an Option is exercisable in accordance with the above schedule as of the applicable dates shall be deemed "Vested Options."

     3. Restriction on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or over-the-counter market on which the Company's Common Stock may be listed or quoted at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

     4. Termination of Option. Except as provided below in this Section 4, this Option shall terminate and may not be exercised if Optionee ceases to be employed by, or provide services to, the Company or by any Parent or Subsidiary of the Company (or, in the case of a nonqualified stock option, by or to any Affiliate of the Company). Optionee shall be considered to be employed by the Company for all purposes under this Section 4 if Optionee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company, The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date").

       (a) Termination Generally. If Optionee ceases to be employed by the Company and all Parents, Subsidiaries or Affiliates of the Company for any reasons except death or disability, the vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee, but only within thirty (30) days after the Termination Date; provided that this Option may not be exercised in any event after the Expiration Date.

       (b) Death or Disability. If Optionee's employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of Optionee or the disability of Optionee within the meaning of
Section 22(e)(3) of the Code, the Vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative), but only within twelve (12) months after the Termination Date; provided that this Option may not be exercised in any event later than the Expiration Date. If Optionee's employment with the company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of disability of Optionee which is not permanent and total disability within the meaning of Section 22(e)(3) of the Code, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative, but only within six(6) months after the Termination Date, provided that this Option may not be exercised in any event later than the Expiration Date. In such case, if Optionee fails to exercise this Option within the first three (3) months of such six (6) month period, this Option will no longer qualify as an ISO (even if is designated an ISO on page 1 of this Grant.)

          (c) No Right to Employment. Nothing in the Plan or this Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

     5.   Manner of Exercise.

          (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Stock Option Exercise Agreement in the form attached hereto as Exhibit 1, or in such other form as may be approved by the Company, which shall set forth Optionee's election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable laws.

          (b) Exercise Price. The Stock Option Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in cash (by check), or, where permitted by law, by any of the following methods approved by the Committee at the date of grant of this Option, or any combinations thereof:

               [_] by cancellation of indebtedness of the Company to the Optionee;

               [_] by surrender of shares of Common Stock of the Company already owned by the Optionee, or which were obtained by Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option;

               [_] by waiver of compensation due or accrued to Optionee for services rendered;

               [_] by delivery of a promissory note in the amount of $________ with such terms as determined by the Committee;

               [_] provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

               [] provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.


          (c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. The Optionee may provide for payment of Optionee's minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, all as set forth in Section 6(c) of the Plan. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

          (d) Issuance of Shares. Provided that such Stock Option Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

     6. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after exercise of the ISO with respect to the Shares to be sold or disposed of, the Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from any such early disposition by payment in cash or out of the current wages or other earnings payable to the Optionee.


     7. NONTRANSFERABILITY OF OPTION. THIS OPTION MAY NOT BE TRANSFERRED IN ANY MANNER OTHER THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION AND MAY BE EXERCISED DURING THE LIFETIME OF OPTIONEE ONLY BY OPTIONEE OR ANY PERMITTED TRANSFEREE. THE TERMS OF THIS OPTION SHALL BE BINDING UPON THE EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS OF THE OPTIONEE.

     8. Federal Tax Consequences. Set forth below is a brief summary as of the date this form of Option Grant was adopted of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE LAWS AND REGULATIONS ARE SUBJECT TO

CHANGE, OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of this Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal income tax purposes and may subject the Optionee to an alternative minimum tax liability in the year of exercise.

          (b) Exercise of Nonqualified Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (c) Disposition of Shares. In the case of a nonqualified stock option, if Shares are held for at least one year before disposition, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an ISO, if Shares are held for at least one year after the date of exercise and at least two years after the Date of Grant, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. If Shares acquired pursuant to an ISO are disposed of within such one-year or two-year periods (a "disqualifying disposition"), gain on such disqualifying disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price (the "Spread"). Any gain in excess of the Spread shall be treated as capital gain.

     9. Interpretation. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Company's Board of Directors or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and on Optionee.

     10. Entire Agreement. The Plan and the Stock Option Exercise Agreement attached hereto as Exhibit 1 are incorporated herein by this reference. This Grant, the Plan and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                                                 VAYDA CONSULTING, INC.

                                                 By:
                                                    ------------------------

                                                 Name:
                                                      ----------------------

                                                 Title:
                                                       ---------------------

                                  ACCEPTANCE

     Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

                                       OPTIONEE
                                               -----------------------------
                                       Signature
                                                ----------------------------

                                       Print Name:
                                                  --------------------------
                                       Date:
                                            ------------------

                                   EXHIBIT 1

                             TO STOCK OPTION GRANT

                        STOCK OPTION EXERCISE AGREEMENT
                        -------------------------------


     This Agreement is made this ____ day of _____, 19__ between Vayda Consulting, Inc., a California corporation (the "Company"), and the optionee named below ("Optionee").


Optionee:
Social Security Number:
Address:

Number of Shares Purchased:
Price Per Share:
Aggregate Purchase Price:
Date of Option Grant:
Type of Stock Option:                   Incentive:
                                        Nonqualified:

     1. Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Grant, as follows [check as applicable and complete]:

     [NOTE: BEFORE GRANTING ANY OPTIONS, THE COMPANY SHOULD DELETE ANY OF THE FOLLOWING METHODS OF PAYMENT THAT IT DOES NOT WISH TO MAKE AVAILABLE TO THE OPTIONEES]

          [_] cash (check) in the amount of $_____, receipt of which is acknowledged by the Company;

          [_] execution by Optionee of a promissory note for the benefit of the Company, in the form approved by the Committee (the "Promissory Note")(a copy of such promissory note is attached hereto);

          [_] by delivery of _____fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $______ per share (determined in accordance with the Plan);

          [_] by the waiver hereby of compensation due or accrued for services rendered in the amount of $_______;

          [_] by delivery of all of the proceeds of a loan from a third party in the amount of $_____, which loan is guaranteed by the Company;

          [_] by delivery of a "same day sale" commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price of $_____ and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company (this payment method may be used only if a public market for the Company's stock exists); or

          [_] by delivery of a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price of $_______ directly to the Company (this payment method may be used only if a public market for the Company's stock exists).

     2.   The Company and Optionee hereby agree as follows:

          (a) Purchase of Shares. On this date and subject to the terms and conditions of this Agreement, Optionee hereby exercises the Stock Option Grant between the Company and Optionee dated as of the Date of Option Grant set forth above (the "Grant"), with respect to the Number of Shares Purchased set forth above of the Company's Common Stock (the "Shares") at an aggregate purchase price equal to the Aggregate Purchase Price set forth above (the "Purchase Price") and the Price per Share set forth above (the "Purchase Price Per Share"). The term "Shares" refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Plan or the Grant.

          (b) Representations of Purchaser. Optionee represents and warrants to the Company that:

               (i) Optionee has received, read and understood the Plan and the Grant and agrees to abide by and be bound by their terms and conditions.

               (ii) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interests in this transaction and is financially capable of bearing a total loss of this investment.

               (iii) Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; and
(iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans).

               (iv) Optionee is purchasing the Shares for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act").]

               (v) Optionee has no present intention of selling or otherwise disposing of all or any portion of the Shares.

     3. Compliance with Securities Laws. Optionee understands and acknowledges that the Shares have not been registered under the 1933 Act and that, notwithstanding any other provision of the Grant to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the 1933 Act pursuant to:/2/

          [_]  the exemption provided by Rule 701;

          [_]  the exemption provided by Rule 504;

          [_]  Section 4(2) of the 1933 Act;

          [_]  other:  [__________________________]

     4.  Federal Restrictions on Transfer.  Optionee understands that the
Shares must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares will bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares, and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

     5. Rule 144. Optionee has been advised that Rule 144 promulgated under the 1933 Act, which permits certain resales or unregistered securities, is not presently available with respect to the Shares and, in any event, requires that a minimum of two (2) years elapse between the date of acquisition of Shares from the Company or an affiliate of the Company and any resale under Rule 144. Prior to an initial public offering of the Company's stock, "nonaffiliates" (i.e. persons other than officers, directors and major shareholders of the Company) may resell only under Rule 144(k), which requires that a minimum of three (3) years elapse between the date of acquisition of Shares from the Company or an affiliate of the Company and any resale under Rule 144(k). Rule 144(k) is not available to affiliates.

     6. Rule 701. If the exemption relied upon for exercise of the Shares is Rule 701, the Shares will become freely transferable, subject to limited conditions regarding the method of

-----------------------

/2/The Company will check applicable box sale, by nonaffiliates ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (the "SEC"), subject to any lengthier market standoff agreement contained in this Agreement or entered into by Optionee. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

     7. State Law Restrictions on Transfer. Optionee understands that transfer of the Shares may be restricted by applicable state securities laws, and that the certificate(s) representing the Shares may bear a legend or legends to that effect.

     8. Market Standoff Agreement. Optionee agree in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Optionee will not see or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriters may specify for employee shareholders generally.

     9. Legends. Optionee understands and agrees that the certificate(s) representing the Shares will bear a legend in substantially the following forms, in addition to any other legends required by applicable law;

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

     10. Stop-Transfer Notices. Optionee understands and agrees that, in order or ensure compliance with the restrictions refereed to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     11. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF OPTIONEE IS AN INSIDER SUBJECT TO SECTION 16(B) OF THE

SECURITIES EXCHANGE ACT OF 1934, AND IF THE OPTION BEING EXERCISED WAS GRANTED WITHIN THE PRECEDING SIX MONTHS, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISER CONCERNING THE ADVISABILITY OF FILING A SECTION 83(B) ELECTION (THE "ELECTION") WITH THE INTERNAL REVENUE SERVICE. IN THE EVENT THAT OPTIONEE MAKES AN ELECTION, OPTIONEE AGREES TO IMMEDIATELY SO NOTIFY COMPANY.

     12. Repurchase Options. The Company and the Company's shareholders have certain rights of first refusal that are set forth in Article X of the Company's Bylaws. A copy of Article X of the Bylaws has been delivered to Optionee.

     13. Entire Agreement. The Plan and Grant are incorporated herein by reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to conflict of laws.

                                             OPTIONEE:


                                             By:______________________
                                             Name:____________________